Exhibit 99.1

For Immediate Release:

CONTACT:      Investor Relations
Lori Mayer, Genesis HealthCare
610-925-2000

GENESIS HEALTHCARE TO ACQUIRE 24 SKILLED
NURSING FACILITIES FROM REVERA INC.

Genesis to also acquire Revera’s contract rehabilitation business

Kennett Square, PA – June 15, 2015 - Genesis HealthCare (Genesis), one of the nation’s largest providers of post-acute care, today announced that it has signed an asset purchase agreement with Revera Inc. (Revera),  a  leading owner, operator and investor in the senior living sector, to acquire 24 of its skilled nursing facilities along with its contract rehabilitation business for $240 million.  The transaction is expected to close by this calendar year-end,  subject to additional due diligence, regulatory and licensing approvals, and other customary conditions.

Under the agreement, Genesis will acquire the real estate of 20 of the 24 facilities and will enter into a long-term lease agreement with Health Care REIT, Inc. (HCN) for the remaining properties.  Genesis will also acquire the operations of Premier Therapy,  Revera’s contract rehabilitation business. Genesis expects to finance the transaction utilizing a bridge loan from HCN and will subsequently refinance the bridge loan utilizing the HUD financing program or other traditional mortgage financing.  Genesis expects the transaction will be accretive to 2016 earnings.

The 24 centers are located in the following states:  eight in New Jersey, five in Vermont, three in Washington, two in Connecticut, two in Massachusetts and one in each of Maryland, Virginia, New Hampshire and Rhode Island.  The 24 centers encompass an aggregate of 3,056 beds, employ approximately 3,800 full and part-time employees and had aggregate revenue totaling approximately $280 million in 2014.

“The transaction is a good geographic fit for us, adding high-quality assets and density to our core markets in the northeast, New Jersey and the state of Washington,” states George V. Hager, Jr., Genesis’ Chief Executive Officer. “The transaction also aligns nicely with our growth and deleveraging objectives, as it will be accretive to earnings, increase our fixed charge coverage and expand facility ownership to 23% of our inpatient sites.”

“This transaction supports Revera’s new strategic direction to focus the company on its core strengths in senior living, enabling investment in growth and innovation in its private pay portfolio across Canada, the United States and the United Kingdom,” said Thomas G. Wellner, President and CEO of Revera.  “We are pleased that our Nursing and Rehab team will continue to serve seniors under new ownership that shares our focus on quality care.”

About Genesis HealthCare

Genesis HealthCare (NYSE: GEN) is a holding company with subsidiaries that, on a combined basis, comprise one of the nation's largest post-acute care providers with more than 500 skilled nursing centers and assisted/senior living communities in 34 states nationwide. Genesis subsidiaries also supply rehabilitation and respiratory therapy to more than 1,800 healthcare providers in 47 states and the District of Columbia and China.  References made in this release to "Genesis," "the Company," "we," "us" and "our" refer to Genesis HealthCare and each of its wholly-owned companies. Visit our website at www.genesishcc.com.

Forward-Looking Statements

This release includes "forward-looking statements" within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as "may," "will," "project," "might," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," "continue," "pursue,  "plans" or "prospect," or the negative or other variations thereof or comparable terminology. They include, but are not limited to, statements about Genesis’ expectations and beliefs regarding its future financial performance, its anticipated synergy cost savings from the Skilled Healthcare combination, anticipated operating expense reductions, anticipated acquisitions, divestitures, joint ventures and development opportunities, anticipated deleveraging opportunities. These forward-looking statements are based on current expectations and projections about future events, including the assumptions stated in this release, and there can be no assurance that they will be achieved or occur, in whole or in part, in the timeframes anticipated by the Company or at all.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Genesis may differ materially from that expressed or implied by such forward-looking statements.

These risks and uncertainties include, but are not limited to the following:

•reductions in Medicare reimbursement rates, or changes in the rules governing the Medicare program could have a material adverse effect on our revenue, financial condition and results of operations;

•continued efforts of federal and state governments to contain growth in Medicaid expenditures could adversely affect our revenue and profitability;

•we are subject to extensive and complex laws and government regulations. If we are not operating in compliance with these laws and regulations or if these laws and regulations change, we could be required to make significant expenditures or change our operations in order to bring our facilities and operations into compliance;

•we face inspections, reviews, audits and investigations under federal and state government programs and contracts. These audits could have adverse findings that may negatively affect our business;

•significant legal actions, which are commonplace in our professions, could subject us to increased operating costs and substantial uninsured liabilities, which would materially and adversely affect our results of operations, liquidity and financial condition;

•future acquisitions may use significant resources, may be unsuccessful and could expose us to unforeseen liabilities;

•we lease a significant number of our facilities and may experience risks relating to lease termination, lease extensions and special charges;

•our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our financial obligations;

The Company’s Annual Report on Form 10-K for the year ended December 31, 2014, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the U.S. Securities and Exchange Commission discuss the foregoing risks as well as other important risks and uncertainties of which investors should be aware. Any forward-looking statements contained herein are made only as of the date of this release. Genesis disclaims any obligation to update the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements.

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